UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

GRANITE CONSTRUCTION INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12911 (Commission File Number)	77-0239383 (IRS Employer Identification No.)

585 West Beach Street
Watsonville, California 95076
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 4, 2026. A total of 39,613,581 shares of the Company’s common stock were present or represented by proxy at the Annual Meeting, representing 90.55% of the Company’s shares outstanding as of the April 10, 2026 record date. The final results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.	The election of three director nominees for a term set to expire at the 2029 Annual Meeting of Stockholders and until their successors are elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Carlos M. Hernandez	35,382,639	1,430,055	32,802	2,768,085
Kyle T. Larkin	36,400,650	425,134	19,712	2,768,085
Celeste B. Mastin	34,744,741	1,983,229	117,526	2,768,085

2.	Advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
36,462,738	324,877	57,881	2,768,085

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026:

For	Against	Abstain	Broker Non-Votes
38,361,352	1,143,968	108,261	—

Pursuant to the foregoing votes, Mr. Hernandez, Mr. Larkin and Ms. Mastin were elected to serve on the Company’s Board of Directors for a term set to expire at the 2029 Annual Meeting of Stockholders and until their successors are elected and qualified, the compensation of the Company’s named executive officers was approved on an advisory basis and the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

By:	/s/ M. Craig Hall
M. Craig Hall
Executive Vice President, Chief Legal Officer and Secretary

Date: June 5, 2026